Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

Pacira BioSciences Appoints Former Johnson & Johnson Executive, Max Reinhardt, as President

— Reinhardt brings extensive global experience leading multi-billion-dollar businesses to Pacira —

PARSIPPANY, N.J., June 19, 2019 - Pacira BioSciences, Inc. (Nasdaq: PCRX) today announced the appointment of Max Reinhardt as the company’s president. Mr. Reinhardt will report to Dave Stack, chairman and chief executive officer of Pacira, and be responsible for overseeing all commercial and medical affairs functions at Pacira. Mr. Stack will maintain leadership of the Pacira commercial and corporate strategy.

Mr. Reinhardt was most recently Vice President of Marketing for DePuy Synthes, part of the Johnson & Johnson Medical Devices Companies, where he was accountable for $5.5 billion in revenue from its comprehensive portfolio of solutions for medical specialties including joint reconstruction, trauma, craniomaxillofacial, spinal surgery and sports medicine. Mr. Reinhardt also led the DePuy Synthes alliance strategy, which included managing its partnership with Pacira.

“We are delighted to officially welcome Max to the Pacira team. Having worked closely with him throughout our partnership with Johnson & Johnson, I am confident that Max’s vast experience successfully commercializing products across a variety of surgical specialties will be of great benefit to Pacira as we continue to drive robust EXPAREL growth and integrate the ioveraº system into our commercial offering,” said Dave Stack, chairman and chief executive officer of Pacira. “Max’s commitment to reducing or eliminating opioid exposure directly aligns with our corporate mission and we are excited to add his expertise to our leadership team as we work towards becoming a premier provider of innovative non-opioid pain management and regenerative health solutions.”

“Working with Pacira over the last two years, I have seen firsthand the accelerating role of EXPAREL as the foundation of opioid-sparing pain management protocols,” said Mr. Reinhardt. “Looking ahead, I believe there is tremendous potential for EXPAREL-based enhanced recovery pathways to optimize patient outcomes in both orthopedic and soft tissue surgeries, particularly when considering the ways in which anesthesiologists are driving change by implementing EXPAREL-based regional approaches as the core of non-opioid multimodal strategies. With iovera° we have the unique opportunity to solidify our leadership in non-opioid pain management by offering healthcare providers a total procedural solution for low- or no-opioid total knee arthroplasty procedures. I am looking forward to working with this talented team and expect this transition will be seamless.”

Mr. Reinhardt has more than 20 years of medical device experience highlighted by increasing sales and marketing leadership roles. Prior to serving as Vice President of Marketing at DePuy Synthes, Mr. Reinhardt was Director of Sales and Marketing for DePuy Spine and Vice President of US Sales for DePuy Spine. In 2011, he was named Vice President, Worldwide Marketing, a position in which he played a key role in the acquisition and integration of Synthes Spine. In 2012, he was named Worldwide President, DePuy Synthes Spine, and led the spine business through the first two years of integration. Prior to Johnson & Johnson, Mr. Reinhardt served in sales leadership roles at both Olympus KeyMed and STERIS Corporation in the UK.

Mr. Reinhardt earned his Higher National Diploma at Sparsholt College of Agriculture in the U.K. and his Master of Science degree in marketing from the University of Hull, England.

About Pacira BioSciences

Pacira BioSciences, Inc. (Nasdaq: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera° system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia, and constipation. If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Warnings and Precautions Specific to EXPAREL: Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use. The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials. Warnings and Precautions for Bupivacaine-Containing Products: Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression. Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death. Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients. Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use. Methemoglobinemia: Cases of methemoglobinemia have been reported with local anesthetic use. Full Prescribing Information is available at www.EXPAREL.com.

About iovera°

The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.(1) The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Important Safety Information

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the counter analgesics.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the company’s ability to successfully transition and integrate Mr. Reinhardt into the company as president; the company’s ability to realize the anticipated benefits and synergies from the acquisition of MyoScience, Inc. (“MyoScience”); the ability to successfully integrate iovera° and MyoScience into Pacira’s existing business; the commercial success of iovera°, the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

(1)         Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

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Company Contacts:

Investors:

Susan Mesco

(973) 451-4030

susan.mesco@pacira.com

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Alyssa Schneider

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